SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 2002

CYGNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18962	94-2978092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Penobscot Drive, Redwood City, California	94063-4719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (650) 369-4300

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

                On October 17, 2002, Cygnus, Inc. issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that it plans to appeal the October 16, 2002 Staff Determination letter from Nasdaq stating that the Company’s stock faces delisting from the Nasdaq National Market because the Company’s stock had traded below the minimum bid price of $3.00 for 30 consecutive trading days, as set forth in Marketplace Rule 4450(b)(4).

Item 7.    Financial Statements and Exhibits.

                (c)           Exhibits.

                Exhibit Number

                        99.1      Press Release by Cygnus, Inc. dated October 17, 2002 referred to in Item 5 above.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.

Date:	October 18, 2002	By:	/s/ Barbara G. McClung
Barbara G. McClung
Senior Vice President
and General Counsel